Exhibit 99.2

NovaCopper Inc.

Pro-Forma Consolidated Financial Statements

May 31, 2016

Unaudited

(expressed in US dollars)

Table of Contents

Pro-Forma Consolidated Balance Sheet	3

Pro-Forma Interim Consolidated Statements of Loss and Comprehensive Loss	4

Pro-Forma Consolidated Statements of Loss and Comprehensive Loss	5

Notes to the Pro-Forma Consolidated Financial Statements	6

May 31, 2016	2

Pro-Forma Consolidated Balance Sheet

(Unaudited)

As at May 31, 2016

In thousands of US dollars

	May 31, 2016 $	Note 2	Pro-forma adjustments $	Pro-forma $
Assets
Current assets
Cash and cash equivalents	13,000	(c)	(93)	12,907
Investments	-	(b)	7,777	7,777
Accounts receivable	42			42
Deposits and prepaid amounts	688	(c)	(35)	653
	13,730		7,649	21,379

Investments	-	(b)	326	326
Plant and equipment	345	(c)	(210)	135
Mineral properties and development costs	33,850	(c)	(3,264)	30,586
	47,925		4,501	52,426

Liabilities
Current liabilities
Accounts payable and accrued liabilities	469	(c)	(17)	555
		(d)	103
	469		86	555

Shareholders’ equity
Share capital	136,117			136,117
Warrants	2,163			2,163
Contributed surplus	124			124
Contributed surplus – options	18,081			18,081
Contributed surplus – units	1,216			1,216
Deficit	(110,245)	(e)	4,415	(105,830)
	47,456		4,415	51,871
	47,925		4,501	52,426

(See accompanying notes to the unaudited pro-forma consolidated financial statements)

May 31, 2016	3

Pro-Forma Interim Consolidated
Statements of Loss and Comprehensive Loss

(Unaudited)

For the six months ended May 31, 2016

in thousands of US dollars

	For the six months ended May 31, 2016 $	Note 2(a) $	Pro-forma $
Expenses
Amortization	106	(63)	43
Foreign exchange loss	10	(5)	5
General and administrative	722	(5)	717
Investor relations	50		50
Mineral properties expense	1,278	(266)	1,012
Professional fees	346		346
Salaries	469		469
Salaries – stock-based compensation	398		398
Total expenses	3,379	(339)	3,040
Other items
Interest and other income	(36)	1	(35)
Loss from continuing operations	3,343	(338)	3,005
Basic and diluted loss from continuing operations per common share	$0.03		$0.03
Weighted average number of common shares outstanding	104,985,207		104,985,207

(See accompanying notes to the unaudited pro-forma consolidated financial statements)

May 31, 2016	4

Pro-Forma Consolidated
Statements of Loss and Comprehensive Loss

(Unaudited)

For the year ended November 30, 2015

in thousands of US dollars

	For the year ended November 30, 2015 $	Note 2(a) $	Pro-forma $
Expenses
Amortization	355	(63)	292
Foreign exchange loss	26	(24)	2
General and administrative	1,349	(4)	1,345
Investor relations	88		88
Mineral properties expense	4,476	(309)	4,167
Professional fees	1,346		1,346
Salaries	1,085		1,085
Salaries – stock-based compensation	831		831
Total expenses	9,556	(400)	9,156
Other items
Interest and other income	(24)	1	(23)
Loss from continuing operations	9,532	(399)	9,133
Basic and diluted loss from continuing operations per common share	$0.12		$0.11
Weighted average number of common shares outstanding	80,312,913		80,312,913

(See accompanying notes to the unaudited pro-forma consolidated financial statements)

May 31, 2016	5

Notes to the Pro-Forma
Consolidated Financial Statements

(Unaudited)

1	Basis of presentation

NovaCopper Inc. (“NovaCopper” or the “Company”) is engaged in the exploration and development of mineral properties including the Arctic and Bornite Projects located in Northwest Alaska in the United States of America (“US”).

The accompanying unaudited pro-forma consolidated financial statements have been prepared for illustrative purposes to give effect to the disposition by NovaCopper of all of the issued and outstanding shares of Sunward Investments Limited. (“Sunward”) for consideration of 5,000,000 common shares of Brazil Resources Inc. (“BRI”) and 1,000,000 warrants exercisable into one common share of BRI for a period of two years from the closing date at an exercise price of Cdn$3.50. Sunward owns 100% of the Titiribi gold-copper exploration project located approximately 70 kilometers southwest of the city of Medellin, in Antioquia Department, Colombia. NovaCopper acquired Sunward and the Titiribi project as part of its acquisition of Sunward Resources Ltd. (“Sunward Resources”). The Company acquired Sunward Resources in a business combination which closed on June 19, 2015.

The NovaCopper financial statements include the results of Sunward Resources from the acquisition date of June 19, 2015. Accordingly, there is no pro-forma impact of the disposal transaction on periods prior to June 19, 2015. Beginning in the fourth quarter of fiscal 2016, the historical financial results of Sunward for periods prior to the disposition will be reflected in NovaCopper’s consolidated financial statements as discontinued operations.

The unaudited pro-forma consolidated balance sheet and the unaudited pro-forma consolidated statements of loss and comprehensive loss have been prepared, for illustrative purposes only, to give effect to the disposition of Sunward by NovaCopper pursuant to the assumptions described in note 2 and the accounting policies as disclosed in the financial statements of NovaCopper Inc.

In the opinion of management, the unaudited pro-forma consolidated balance sheet as at May 31, 2016, the unaudited pro-forma interim consolidated statements of loss and comprehensive loss for the six months ended May 31, 2016 and the unaudited pro-forma consolidated statements of loss and comprehensive loss for the year ended November 30, 2015 include the adjustments necessary for the fair presentation of the disposal transaction. Unaudited pro-forma consolidated statements of loss and comprehensive loss for the years ended November 30, 2014 and 2013 have not been provided as there is no impact of the disposal transaction prior to June 19, 2015.

The unaudited pro-forma consolidated financial statements are not necessarily indicative of what NovaCopper’s financial performance or financial position would have been had the disposition been effected on the dates indicated. The unaudited pro-forma consolidated financial statements should be read in conjunction with the audited consolidated financial statements of NovaCopper Inc. for the year ended November 30, 2015 and the unaudited consolidated interim financial statements of NovaCopper Inc. at May 31, 2016, all of which is available on SEDAR www.sedar.com.

May 31, 2016	6

Notes to the Pro-Forma
Consolidated Financial Statements

(Unaudited)

2	Pro-forma adjustments

The unaudited pro-forma consolidated financial statements give effect to the disposition of Sunward which is to be accounted for as a discontinued operation. The anticipated nonrecurring after-tax gain on the sale is reflected in the pro-forma balance sheet, but not reflected in the pro-forma statements of loss and comprehensive loss. The unaudited pro-forma consolidated financial statements give effect to the disposition of Sunward, as if the disposition of Sunward had occurred as at May 31, 2016 for the purposes of the unaudited pro-forma consolidated balance sheet, and as of June 19, 2015, the date of acquisition of Sunward Resources, for the purposes of the unaudited pro-forma consolidated statements of loss and comprehensive loss and the following adjustments.

(a)	The pro-forma adjustment represents the historical financial results of Sunward.

(b)	The pro-forma adjustment represents estimated consideration received from the sale of Sunward. Consideration includes 5,000,000 common shares of Brazil Resources Inc. (“BRI”) and 1,000,000 warrants exercisable into one common share of BRI for a period of two years from the closing date at an exercise price of Cdn$3.50. Of the 5,000,000 common shares of BRI, 2,500,000 common shares are subject to a holding period of six months from the closing date.

The value of the 5,000,000 common shares of BRI was calculated based on the closing price of BRI on August 31, 2015 of Cdn$2.04, the date of last trading prior to the closing of the share purchase agreement. A closing exchange of 0.7624 US dollar per Canadian dollar on August 31, 2016 was used to convert the estimated consideration to US dollars. The total estimated value of the share consideration was $7.8 million.

The 1,000,000 BRI warrants were valued using the black-scholes as at August 31, 2016 resulting in an estimated value to the consideration received of $0.3 million. The estimated fair value of the warrants has been classified as a long term investment as the warrants are exercisable for a period of two years.

(c)	The pro-forma adjustments represent the elimination of the assets and liabilities of Sunward.

(d)	Accrual of estimated transaction costs of NovaCopper of $103,000 which are expensed in the gain on disposition for accounting purposes.

(e)	The pro forma adjustment represents the estimated after-tax gain of approximately $4.4 million.

May 31, 2016	7